EXHIBIT 99.5




                                 2007 AMENDMENT TO
                        THE 1998 RESTATEMENT OF THE CON-WAY
               DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
                   (FORMERLY CALLED THE CNF TRANSPORTATION INC.
                     DEFERRED COMPENSATION PLAN FOR DIRECTORS)


                                  Preamble

     The 1998 Restatement of the CNF Transportation Inc. Deferred Compensation Plan for Directors (the "Plan") was executed as of December 1997. Section 409A of the Internal Revenue Code provides that income under a nonqualified deferred compensation plan (such as the Plan) is subject to tax at the time of the deferral unless the nonqualified deferred compensation plan meets an extensive new set of rules. Section 409A is effective for amounts deferred in taxable years beginning after December 31, 2004. Section 409A does not apply to amounts deferred in prior taxable years unless the plan under which the deferral is made is materially modified after October 3, 2004.

     Con-way adopted a 2005 Deferred Compensation Plan for Non-Employee Directors (as amended from time to time, the "2005 Plan") to provide for deferrals in taxable years beginning after December 31, 2004. Con-way continues to maintain the Plan but intends not to materially modify the Plan after October 3, 2004 and intends not to allow deferrals under the Plan after December 31, 2004.

     This 2007 Amendment changes the Plan's notional investment measures. Proposed Regulation *1.409A-6(a)(4)(iv) provides that a change to notional investment measures is not a material modification.

     Capitalized terms used in this 2007 Amendment without definition shall have the meanings given to those terms in the Plan.

                                  Amendment

     The Plan is hereby amended as follows, pursuant to Section 6.2:

     1. The name of the Plan is changed to the Con-way Inc. 1998 Deferred Compensation Plan for Non-Employee Directors, effective April 18, 2006.

     2. Section 3.6(a) of the Plan provides that a Participant's Account Balance shall be credited with interest based on the published prime rate of the Bank of America as of the last day of each calendar quarter. Effective upon execution of this 2007 Amendment, a Participant may elect to have one or more funds, as selected by the Participant from a list of available funds, apply to all or any portion of the Participant's Account Balance (other than any portion that has been transferred to a Phantom Stock Account). After any such election becomes effective, that portion of the Account Balance will no longer be credited with interest based on the published prime rate of the Bank of America as of the last day of each calendar quarter, and the performance of the funds selected by the Participant will determine the gains or losses that will be attributed to that portion of the Participant's Account Balance. The list of available funds will be those designated by the Con-way Administrative Committee under the 2005 Plan, and the Participant may select from among the available funds under procedures substantially similar to the procedures that apply under the 2005 Plan.

     3. Any election made pursuant to Section 2 above shall take effect on the date that the election is made and shall be irrevocable. Installment payouts made under the Plan shall be determined based on the value of the Plan Year Account Balance ten days prior to each installment payment date. The amount of each installment payment made with respect to each Plan Year Account Balance shall be determined by dividing the Participant's Plan Year Account Balance by the number of the remaining installment payments (including the installment payment being made at that time).

     4. In addition, effective upon execution of this 2007 Amendment, if permitted by the Directors Affairs Committee, each currently eligible Participant who has an Account Balance shall have the opportunity to elect to transfer all or a portion of such Participant's Account Balance to a Phantom Stock Account, under procedures substantially similar to the procedures in effect under the 2005 Plan.

                                Saving Clause

     Con-way intends the Plan not to be subject to the requirements  of  Code
Section 409A. Accordingly, Con-way intends this 2007 Amendment not to be a material modification of the Plan. If any provision in this 2007 Amendment would constitute a material modification, that provision shall be void, and the rest of this 2007 Amendment shall continue in effect.

     IN WITNESS WHEREOF, Con-way Inc. has executed this 2007 Amendment.

                               CON-WAY INC.


                               By:
                                 Jennifer W. Pileggi, Senior Vice President,
                                 General Counsel and Secretary

                                 Dated:  _________________, 2007